Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2025 First-Quarter Financial Results

CAMBRIDGE, Mass., May 6, 2025 — Forrester Research, Inc. (Nasdaq: FORR) today announced financial results for the first quarter ended March 31, 2025, with contract value at $290.9 million, down 7% compared with the prior year.

“We expect 2025 to be marked by volatility, and this is reflected in our first-quarter metrics and the decline in revenue,” said CEO and Chairman George F. Colony. “However, we continue to manage our costs, generated solid cash flow in Q1, and are maintaining our 2025 guidance.

“These uncertain times also present an opportunity to be on the side and by the side of our clients. Our unique research and continuous guidance model is built precisely for these moments — to help our clients optimize costs, manage risk efficiently, adapt to change faster, and lead with confidence.”

First-Quarter Consolidated Results

Total revenues for the first quarter of 2025 were $89.9 million, compared with $100.1 million for the comparable quarter in 2024.

On a GAAP basis, net loss was $87.3 million, or $4.62 per diluted share, for the first quarter of 2025, compared with a net loss of $6.7 million, or $0.35 per diluted share, for the same period in 2024. The net loss in the current quarter includes a non-cash goodwill impairment charge of $83.9 million, representing $4.44 per diluted share of the net loss.

On an adjusted basis, net income was $2.0 million, or $0.11 per diluted share, for the first quarter of 2025, reflecting an adjusted effective tax rate of 29%. Adjusted net income excludes the goodwill impairment charge of $83.9 million, stock-based compensation of $2.5 million, amortization of acquisition-related intangible assets of $2.2 million, restructuring costs of $1.5 million, and losses from investments of $1.0 million. This compares with adjusted net income of $2.8 million, or $0.14 per diluted share, for the same period in 2024, which reflects an adjusted tax rate of 29%. Adjusted net income for the first quarter of 2024 excludes stock-based compensation of $3.6 million, amortization of acquisition-related intangible assets of $2.5 million, and restructuring costs of $6.6 million.

Additional details regarding key metrics can be found in the investor presentation on the investor relations section of the company’s website.

A reconciliation of GAAP results to adjusted results may be found in the attached financial tables.

Forrester is providing guidance for 2025 as follows:

Full-Year 2025 (GAAP):

•	Total revenues of approximately $400.0 million to $415.0 million, or a decline of 7.5% to 4.0% versus the prior year

•	Operating margin of approximately negative 18.6% to negative 17.6%

•	Interest expense of approximately $2.7 million

•	An effective tax rate of negative 7% to negative 3%

•	Diluted loss per share of approximately $4.23 to $4.08

Full-Year 2025 (Adjusted):

Adjusted financial guidance for full-year 2025 excludes the goodwill impairment charge of $83.9 million, stock-based compensation expense of $13.5 million to $14.5 million, amortization of acquisition-related intangible assets of approximately $8.7 million, restructuring costs of $1.8 million to $2.0 million, and any investment gains or losses.

•	Adjusted operating margin of approximately 8.0% to 9.0%

•	Adjusted effective tax rate of 29%

•	Adjusted diluted earnings per share of approximately $1.20 to $1.35

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We empower leaders in technology, customer experience, digital, marketing, sales, and product functions to be bold at work and accelerate growth through customer obsession. Our unique research and continuous guidance model helps executives and their teams achieve their initiatives and outcomes faster and with confidence. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the full-year 2025 and statements about the performance of Forrester Decisions and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, including the migration of its existing clients into its Forrester Decisions portfolio of services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; any adverse economic conditions that result in a reduction in technology spending or demand for Forrester's products or services; the risks and challenges inherent in international business activities; the use of generative AI in Forrester’s business and by Forrester’s clients and competitors; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to respond to business and economic conditions and market trends; Forrester's business with the U.S. government; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and any future impairment charge Forrester incurs. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Ed Bryce Morris

Vice President, Corporate Development & Investor Relations

Forrester Research, Inc.

+1 617-613-6565

ebrycemorris@forrester.com

Shweta Agarwal

VP, Corporate Communications

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2025, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Revenues:
Research	$68,414	$76,581
Consulting	21,436	23,141
Events	26	355
Total revenues	89,876	100,077
Operating expenses:
Cost of services and fulfillment	39,601	44,690
Selling and marketing	35,706	39,422
General and administrative	13,061	14,059
Depreciation	1,480	2,060
Amortization of intangible assets	2,217	2,514
Goodwill impairment	83,895	—
Restructuring costs	1,507	6,624
Total operating expenses	177,467	109,369
Loss from operations	(87,591)	(9,292)
Interest expense	(667)	(762)
Loss on investments, net	(1,024)	—
Other income, net	980	1,274
Loss before income taxes	(88,302)	(8,780)
Income tax benefit	(1,030)	(2,107)
Net loss	$(87,272)	$(6,673)

Basic loss per common share	$(4.62)	$(0.35)
Diluted loss per common share	$(4.62)	$(0.35)
Basic weighted average shares outstanding	18,890	19,285
Diluted weighted average shares outstanding	18,890	19,285

Adjusted data (1):
Loss from operations - GAAP	$(87,591)	$(9,292)
Amortization of intangible assets	2,217	2,514
Restructuring costs	1,507	6,624
Goodwill impairment	83,895	—
Stock-based compensation included in the
following expense categories:
Cost of services and fulfillment	1,718	2,122
Selling and marketing	8	599
General and administrative	746	853
Adjusted income from operations	$2,500	$3,420

	Three Months Ended
	March 31,
	2025		2024
	Amount	Per Share	Amount	Per Share
Net loss - GAAP	$(87,272)	$(4.62)	$(6,673)	$(0.35)
Amortization of intangible assets	2,217	0.12	2,514	0.13
Restructuring costs	1,507	0.08	6,624	0.34
Goodwill impairment	83,895	4.44	—	—
Stock-based compensation	2,472	0.13	3,574	0.19
Losses on investments	1,024	0.05
Tax effects of items above (2)	(1,234)	(0.06)	(2,546)	(0.13)
Adjustment to tax expense for adjusted tax rate (3)	(612)	(0.03)	(702)	(0.04)
Adjusted net income	$1,997	$0.11	$2,791	$0.14
Diluted weighted average shares outstanding	18,895		19,339

(1) Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, restructuring costs, a goodwill impairment charge, and net gains or losses from investments, as well as their related tax effects. We also utilized an assumed tax rate of 29% in 2025 and 2024, which excludes items such as the effect of any adjustments related to the filing of prior year tax returns. The adjusted data does not purport to be prepared in accordance with Generally Accepted Accounting Principles in the United States.

(2) The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.

(3) To compute adjusted net income, we apply an adjusted effective tax rate of 29% in 2025 and 2024.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	March 31,	December 31,
	2025	2024
Balance sheet data:
Cash, cash equivalents and marketable investments	$134,254	$104,669
Accounts receivable, net	$43,251	$55,490
Deferred revenue	$180,580	$145,404
Debt outstanding	$35,000	$35,000

	March 31,
	2025	2024
Cash flow data:
Net cash provided by operating activities	$26,723	$611
Purchases of property and equipment	$(648)	$(1,426)
Repurchases of common stock	$—	$(4,097)

	As of
	March 31,
	2025	2024
Metrics:
Contract value	$290,900	$312,800	(a)
Client retention	73%	72%	(a)
Wallet retention	86%	87%	(a)
Number of clients	1,822	2,122	(a)

	As of
	March 31,
	2025	2024
Headcount:
Total headcount	1,510	1,690
Sales force	558	604

(a) December 31, 2024 amounts have been recast based on 2025 foreign currency rates, the divestiture of an operation in Q3 2024, and a correction of an insignificant error.